UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2012

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road Green Bay, Wisconsin 54304
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

At the 2012 Annual Meeting of Shareholders of Associated Banc-Corp (the “Corporation”) held on April 24, 2012 in Green Bay, Wisconsin, the Corporation’s shareholders re-elected all twelve of the Corporation’s incumbent directors.  In addition, the shareholders also approved the following:

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A proposal to amend the Corporation’s Amended and Restated Articles of Incorporation regarding the rights and preferences of preferred stock;

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The shareholders, by advisory vote, approved the Corporation’s executive compensation practices;

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The shareholders, by advisory vote, approved having an advisory vote each year on Executive Compensation; and

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A proposal to approve the appointment of KPMG LLP as the Corporation’s independent registered accounting firm for 2012.

On April 24, 2012, the Board of Directors of the Corporation affirmed the Corporation’s capital priorities and approved the repurchase of up to an aggregate amount of $30 million of the Corporation’s common stock.  The share repurchases may occur from time to time in open market or privately negotiated transactions, and there are no regulatory impediments to such repurchases.  Any future share repurchases are subject to notice to, and may in some cases require non-objection from, the Corporation’s primary regulators.  In addition, on May 7, 2012 the Corporation gave notice to Bank of New York, as trustee, to execute a partial call of $25 million (par) of its outstanding 7.625% Trust Originated Preferred Securities, effective June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: May 8, 2012	By: /s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

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